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                                                                   Exhibit 10.18

                        COMMERCIAL PAPER DEALER AGREEMENT
                        ---------------------------------


                  THIS COMMERCIAL PAPER DEALER AGREEMENT, dated as of November 2, 2001 (this "AGREEMENT"), among Banc One Capital Markets, Inc., a Delaware limited partnership (the "Dealer"), SEVEN HILLS FUNDING CORPORATION, a Delaware corporation (the "CP ISSUER") and FEDERATED DEPARTMENT STORES, INC., a Delaware corporation ("Federated"). Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in Annex X to the Liquidity Agreement, dated as of December 31, 1992 (the "LIQUIDITY AGREEMENT"), among the CP Issuer, Federated, the Banks named therein (collectively, the "BANKS"), and Credit Suisse First Boston, New York Branch, successor to Credit Suisse as agent for the Banks (in such capacity, the "LIQUIDITY AGENT") and, if not defined herein or in Annex X to the Liquidity Agreement, the meanings assigned to such terms in the Pooling and Servicing Agreement and the Variable Funding Supplement, which definitions are incorporated by reference herein.

                  WHEREAS, the CP Issuer is a special purpose corporation and desires to issue and sell its asset-backed short-term promissory notes pursuant to the Depositary Agreement dated as of December 31, 1992 (the "DEPOSITARY AGREEMENT") between the CP Issuer and The Chase Manhattan Bank, successor to Chemical Bank, as depositary and issuing and paying agent (the "DEPOSITARY") and supported by the Liquidity Agreement in the United States commercial paper market on a private placement basis; and

                  WHEREAS, THE CP Issuer has requested that the Dealer act as commercial paper dealer in connection with the offer and sale of the Commercial Paper Notes and the Dealer has indicated its willingness to do so on the terms and conditions contained herein;

                  NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the Dealer, the CP Issuer, and Federated hereby agree as follows:

                  1. COMMERCIAL PAPER NOTES. The term "COMMERCIAL PAPER NOTES" means asset-backed short-term promissory notes to be issued by the CP Issuer, each such Commercial Paper Note (a) having a maturity at the time of issuance of not more than 270 days and (b) not containing any provision for extension, renewal or automatic "rollover". The Commercial Paper Notes will be issued in such face amounts (but not less than $200,000 each ($10,000 if purchased by the Dealer for its own account) and integral multiples of $1,000 in excess thereof) and will be sold at such discounts from their CP Matured Values as shall be approved by the CP Issuer. No interest-bearing Commercial Paper Notes will be issued.

                  2. APPOINTMENT OF DEALER. The CP Issuer hereby appoints the Dealer to be a placement agent in respect of the


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Commercial Paper Notes and the Dealer accepts such appointment subject to the terms and conditions set forth herein. Although (a) the CP Issuer has and shall have no obligation to sell, or arrange for the sale of, Commercial Paper Notes through the Dealer, and (b) the Dealer may, but has no and shall have no obligation to purchase Commercial Paper Notes as principal for its own account or for resale for the account of the CP Issuer, the parties hereto agree that any purchase of, or arrangement for the sale of, Commercial Paper Notes made by the Dealer will be made in reliance on, among other things, the representations, warranties, covenants and agreements of the CP Issuer contained herein or made pursuant hereto and on the terms and conditions and in the manner provided herein. Subject to the foregoing, the Dealer will use its best efforts to arrange sales of Commercial Paper Notes in the amounts requested by the CP Issuer. From time to time, the CP Issuer shall give the Dealer written notice of the entity serving as the Depositary.

                  3. ISSUANCE OF COMMERCIAL PAPER NOTES.

                     (a) Prior to or on the date of a proposed issuance of Commercial Paper Notes, the Dealer and the CP Issuer shall confer as to the face amounts, maturities and denominations of the Commercial Paper Notes, the applicable discounts from the CP Matured Values at which the Commercial Paper Notes are to be issued and whether such Commercial Paper Notes are to be issued in certificated or book-entry-only form. When the Dealer and the CP Issuer have mutually agreed on the financial terms of the Commercial Paper Notes, including appropriate compensation for the Dealer's services hereunder, the Dealer will instruct the Depositary to deliver either (i) duly executed and countersigned Certificated Notes to the persons specified by the Dealer on the date of issuance or (ii) BEO Notes through the book-entry-only program of DTC in the name of the persons specified by the Dealer on the date of issuance, as appropriate.

                     (b) The authentication and delivery of Certificated Notes and the issuance of BEO Notes through the facilities of DTC by the Depositary pursuant to the Depositary Agreement (referred to collectively with this Agreement as the "CP AGREEMENTS") shall constitute the issuance of such Commercial Paper Notes by the CP Issuer. All Certificated Notes issued shall be in conformity with the applicable provisions of the Depositary Agreement and the Liquidity Agreement. The CP Issuer shall deliver Certificated Notes signed by the CP Issuer to the Depositary and instructions shall be delivered to the Depositary to complete, authenticate and deliver such Certificated Notes in the manner prescribed in the Depositary Agreement. The Dealer shall be entitled to compensation (the "DEALER FEE") at such rates and paid in such manner as the CP Issuer and the Dealer shall from time to time agree and to reimbursement for its reasonable out-of-pocket costs and expenses (including reasonable legal fees and disbursements) in connection with the transactions contemplated hereby.



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                     (c) At or prior to 12:00 p.m. (New York City time) on any
Business Day on which the Dealer shall have determined, in its sole judgment, that no market exists for the Commercial Paper Notes, the Dealer shall provide notice to the Depositary and the CP Issuer of such occurrence.

                     (d) If the Dealer receives, after 12:00 p.m. (New York City time) on any date of proposed issuance of Commercial Paper Notes instructions then in effect from the Liquidity Agent, that the Depositary shall not issue or deliver Commercial Paper Notes, then the Dealer shall at that point in time use its best efforts to stop any further sales of Commercial Paper Notes as soon as practicable and shall, in any event, stop such sales by the close of business on such day.

                     (e) The offer and sale of the Commercial Paper Notes by the CP Issuer is to be effected pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the "1933 ACT"), provided by Section 4(2) thereof, which exempts transactions by an issuer not involving any public offering. Unless the Commercial Paper Notes are so exempt by reason of said Section 3(a)(3), offers and sales of the Commercial Paper Notes by the Dealer on behalf of the CP Issuer will be made only to "accredited investors" (as such term is defined in Rule 501 under the 1933 Act) in accordance with the general provisions of Rule 506 under the 1933 Act.

                     (f) The CP Issuer and the Dealer agree to adhere to the following procedures in connection with the offer and sale or resale of the Commercial Paper Notes:

                         (i) The Commercial Paper Notes will not be offered or sold by any means of general solicitation or general advertising.

                         (ii) No sale of the Commercial Paper Notes to any one purchaser will be for less than $200,000 face amount ($10,000 face amount if purchased by the Dealer for its own account) and no Commercial Paper Note will be issued in a smaller face amount.

                         (iii) Unless the Commercial Paper Notes are exempt from the registration requirements of the 1933 Act by Section 3(a)(3) thereof, each Certificated Note shall contain the legend set forth on the form of such Certificated Note attached hereto as EXHIBIT A, stating in effect that (w) the Commercial Paper Notes have not been registered under the 1933 Act, (x) any sales of the Commercial Paper Notes may be made only to institutional investors approved as Accredited Investors by the Dealer, (y) any purchaser, by its acceptance of a Commercial Paper Note, represents that the Note is being acquired for



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         investment and not with a view to, or for sale in connection with, any distribution thereof and (z) any resale of a Note may be made only to the Dealer, through the Dealer to an institutional investor approved by the Dealer as an Accredited Investor or Qualified Institutional Buyer, directly to an Accredited Investor in a transaction approved by the Dealer, or directly to a Qualified Institutional Buyer in a transaction made pursuant to Rule 144A.

                         (iv) A memorandum setting forth certain information concerning the Commercial Paper Notes and, unless the Commercial Paper Notes are exempt from the registration requirements of the 1933 Act by
         Section 3(a)(3) thereof, the restrictions on resale of the Commercial Paper Notes (such memorandum, as amended, supplemented or otherwise modified from time to time, the "PRIVATE PLACEMENT MEMORANDUM") shall be prepared in accordance with the provisions of Section 5 hereof and made available to each purchaser or prospective purchaser of a Commercial Paper Note. The Private Placement Memorandum will also contain a statement expressly offering an opportunity for each prospective purchaser to ask questions of, and receive answers from, the CP Issuer and its agents and the Dealer concerning the offering of the Commercial Paper Notes and to obtain additional relevant information which the CP Issuer and its agents or the Dealer possesses or can acquire without unreasonable effort or expense, which information, if requested in writing by a Qualified Institutional Buyer, will satisfy the requirements of paragraph (d) of Rule 144A. Interim Private Placement Memoranda, setting forth interim information with respect to the transactions contemplated by the Facilities Documents in summary form, may also be prepared and distributed to Persons that agree on terms satisfactory to the CP Issuer to keep such information contained therein as confidential.

                         (v) If at any time during the term of this Agreement, any event occurs or circumstances exist as a result of which any then current Offering Materials (hereinafter defined) would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, the CP Issuer will promptly notify the Dealer in writing. Prior to any offer or sale of Commercial Paper Notes, the Dealer shall, with the cooperation of the CP Issuer, have the right to make such reasonable due diligence investigation of the business of the CP Issuer as is usual in the course of continuous offerings of debt


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         instruments having maturities at the time of issuance of not more than
         270 days made by comparable issuers.

                         (vi) The Dealer shall not be liable or responsible for any inaccuracy in any Offering Materials except for any inaccuracy contained in the written information furnished by the Dealer expressly for inclusion in such materials as set forth in a letter delivered by the Dealer to the CP Issuer.

                         (vii) The Dealer shall not be liable or responsible to the CP Issuer for any losses, damages or liabilities suffered or incurred by the CP Issuer, including any losses, damages or liabilities under the 1933 Act, arising from or relating to any resale or transfer of a Commercial Paper Note other than to or through the Dealer or approved by the Dealer as contemplated by Section 3(f)(v) hereof.

                  4. REPRESENTATIONS AND WARRANTIES. The CP Issuer represents and warrants that:

                     (a) it is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware and it has all requisite corporate power and authority to own its property, to carry on its business as presently being conducted, to execute and deliver the CP Agreements and the Commercial Paper Notes, and to perform and observe the conditions hereof and thereof;

                     (b) the execution, delivery and performance of the CP Agreements and the Issuance and sale of the Commercial Paper Notes have been duly authorized by it, and the CP Agreements have been executed and delivered by the CP Issuer and constitute, and when the Certificated Notes have been duly executed by it and countersigned and delivered by the Depositary or when the BEO Notes have been properly registered through the facilities of DTC, as applicable, against payment therefor, such Commercial Paper Notes will constitute, legal, valid and binding obligations, enforceable against the CP Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or equity);

                     (c) no consent or action of, or filing or registration with, any governmental or public regulatory body or authority is required to authorize, or is otherwise required in connection with, the execution, delivery or performance of the CP Agreements or the Commercial Paper Notes, except such as have already been obtained;


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                     (d) neither the execution and delivery by it of the CP
Agreements or the Commercial Paper Notes, nor the fulfillment of or compliance with the terms and provisions hereof or thereof will (i) result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of its properties or assets other than any Liens created pursuant to the Depositary Agreement and the Security Agreement, or (ii) violate any of the terms of its charter documents or by-laws, any contract or instrument to which it is a party or to which it or its property is bound, or any law or regulation or any order, writ, injunction or decree of any court or Governmental Authority, to which it is subject or by which it or its property is bound;

                     (e) neither registration of the Commercial Paper Notes under the 1933 Act nor qualification of an indenture under the Trust Indenture Act of 1939, as amended, with respect to the Commercial Paper Notes will be required in connection with the offer, issuance, sale or delivery of the Commercial Paper Notes in accordance with the terms hereof and of the Depositary Agreement (provided that this representation shall not be deemed to have been breached if any actions are taken by the Dealer which would prevent the exemption from the registration requirements of the 1933 Act provided by Section 3(a)(3) or 4(2) from being available);

                     (f) it is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act;

                     (g) except as otherwise disclosed in the Private Placement Memorandum, there are no actions, suits, proceedings, or investigations pending or, to its knowledge, threatened against it or any of its officers, directors or persons who control it (within the meaning of Section 15 of the 1933 Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "1934 ACT")) or to which any property of it is subject, that are reasonably likely to be determined so as to materially and adversely affect its execution, delivery or performance of the CP Agreements or the Commercial Paper Notes;

                     (h) no proceeds from the Commercial Paper Notes shall be used for the purpose of buying, carrying or trading margin securities within the meaning of Regulation T and the interpretations thereunder by the Board of Governors of the Federal Reserve System;

                     (i) the CP Issuer shall give the Dealer notice of any amendment, modification, supplement or waiver to the CP Agreements or the other Facilities Documents promptly upon receipt thereof;

                     (j) on the date hereof, the CP Issuer shall furnish to the Dealer executed copies of the CP Agreements


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and the other Facilities Documents, a certified copy of board resolutions approving the documents and the transactions contemplated by the CP Agreements and an opinion of counsel in the form attached hereto;

                     (k) the Private Placement Memorandum dated November 2, 2001(excluding any written information furnished by the Dealer expressly for inclusion therein as set forth in a letter delivered by the Dealer to the CP Issuer dated the date of the Private Placement Memorandum) does not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

                     (l) all representations and warranties of the CP Issuer in the Depositary Agreement and the Liquidity Agreement are true and correct as of the date such representations and warranties are made.

                  5. OFFERING MATERIALS. (a) The CP Issuer understands that, in connection with the sale of the Commercial Paper Notes, certain materials relating to the CP Issuer and the Facilities Documents may be prepared, including the Private Placement Memorandum (collectively referred to herein as the "OFFERING MATERIALS"), which may be distributed to account executives of the Dealer, and purchasers and prospective purchasers of the Commercial Paper Notes. To assist the Dealer's normal credit review procedures, the CP Issuer shall provide the Dealer within 120 days after the end of each Fiscal Year with copies of the CP Issuer's balance sheet and related statement of income and cash flows, showing the financial condition of the CP Issuer as of the close of such Fiscal Year and the results of its operations during such Fiscal Year, all audited by independent public accountants of recognized national standing. The CP Issuer represents and warrants to the Dealer that, except as may otherwise be noted therein, the financial statements of the CP Issuer delivered or to be delivered to the Dealer in accordance with this Section 5 are or will be prepared in accordance with generally accepted accounting principles and practices in effect in the United States on the date such statements were or will be prepared and fairly do or will fairly present, in all material respects, the financial condition and operations of the CP Issuer at such date and the results of its operations for the period then ended. In addition, the CP Issuer will provide the Dealer with all reports delivered by the Servicer pursuant to Sections 3.04(c) and 5.02 of the Pooling and Servicing Agreement, promptly after delivery thereof by the Servicer, and with such other information as the Dealer may reasonably request, solely for the purpose of its on-going credit review of the CP Issuer, the Trust and the Receivables. The Dealer shall not reveal to any person any information furnished by the CP Issuer pursuant to this Section 5(a) unless it shall have received permission from the CP Issuer to do so; PROVIDED, HOWEVER, that it may release any such information without such permission if such information shall be


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included in any public filing made with the Securities and Exchange Commission.
If the Dealer shall have doubts regarding whether any such information is part of any such filing, it shall request instructions regarding such matter from the CP Issuer.

                     (b) The Dealer will not use any Offering Materials that have not been either furnished or approved by the CP Issuer. Any delivery of Offering Materials by the CP Issuer to the Dealer and any other approval of the Offering Materials by the CP Issuer shall be deemed to be a representation by the CP Issuer that the Offering Materials (excluding any information furnished by the Dealer expressly for inclusion therein as set forth in a letter delivered by the Dealer to the CP Issuer dated the date of the Offering Materials) so furnished or approved do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If, at any time during the term of this Agreement, any event occurs or circumstances exist as a result of which (i) any then current Offering Materials (excluding any information furnished by the Dealer expressly for inclusion therein as set forth in a letter delivered by the Dealer to the CP Issuer dated the date of the Offering Materials) would include such an untrue statement of a material fact or omission of a material fact necessary in order to make the statements therein, in light of circumstances under which they are made, not misleading or (ii) any financial statements furnished to the Dealer pursuant to Section 5(a) hereof would be rendered materially untrue or misleading, the CP Issuer will promptly notify the Dealer and provide the Dealer with revised information that corrects such untrue or misleading statement or omission.

                     (c) The CP Issuer recognizes that, subject to Section 5(b) and Section 9 hereof, the Dealer shall not be responsible for any inaccuracy in any Offering Materials furnished or approved by the CP Issuer in accordance with
Section 5(b).

                  6. REPETITION OF REPRESENTATIONS AND WARRANTIES. Each sale of Commercial Paper Notes by the CP Issuer hereunder shall be deemed to be a representation and warranty by the CP Issuer that: (a) the representations, warranties and covenants of the CP Issuer contained in Sections 4 and 5(a) and
(b) of this Agreement are true and correct on and as of the date of such sale; and (b) since the date of the most recent Offering Materials approved by the CP Issuer in accordance with Section 5(b), there has been no material adverse change in the financial condition or operations of the CP Issuer which has not been disclosed to the Dealer in writing.

                  7. CONDITIONS PRECEDENT TO DEALER'S OBLIGATIONS. As conditions precedent to any obligations of the Dealer hereunder, the CP Issuer has furnished or shall cause to be furnished to the Dealer the following documents, which documents shall have been


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executed by and delivered to the parties thereto and which shall be in full force and effect (a) a true and complete copy of the Depositary Agreement and the other Facilities Documents; (b) a certified copy of resolutions, duly adopted by the Board of Directors of the CP Issuer, authorizing the execution, delivery and performance of the CP Agreements and the issuance and sale of the Commercial Paper Notes; (c) a certificate as to the incumbency of the Authorized Agents and Authorized Representatives of the CP Issuer; (d) an opinion of counsel to the CP Issuer in the form attached hereto; (e) true and correct copies of all correspondence from the rating agencies to the CP Issuer assigning the ratings to the Commercial Paper Notes required by the Facilities Documents;
(f) copies of any and all opinions rendered by counsel to the Depositary under the Depositary Agreement and counsel to the Liquidity Agent under the Liquidity Agreement; and (g) such other documents as the Dealer shall reasonably request. The acceptance by the CP Issuer of proceeds from each sale of Commercial Paper Notes hereunder shall be deemed to constitute a representation and warranty by the CP Issuer that the certificate referred to in clause (b) of this Section 7 is accurate and complete and that such resolutions are in full force and effect, in each case, as of the date of such acceptance of proceeds.

                  8. COVENANTS OF THE CP ISSUER. The CP Issuer covenants and agrees that:

                     (a) The CP Issuer shall notify the Dealer of any amendment, supplement, rider or waiver to or under any of the Facilities Documents, regardless of the impact thereof on the rating of the Commercial Paper Notes, at the same time approval thereof is requested from the Liquidity Agent and the rating agencies rating the Commercial Paper Notes. For the benefit of the Dealer and the holders from time to time of the Commercial Paper Notes, the CP Issuer shall not permit to become effective or consent to any amendment, supplement, rider or waiver to or under any of the Facilities Documents which could reasonably be expected to materially adversely affect the interests of the Dealer (unless the Dealer consents thereto) or the holders of Commercial Paper Notes then outstanding until all such Commercial Paper Notes have been paid in full or all holders thereof have agreed that they will not request the Dealer to purchase such Commercial Paper Notes as a result of the implementation of such change.

                     (b) The CP Issuer shall furnish prior notice to the Dealer of any proposed resignation, termination or replacement of the Depositary about which it has prior knowledge.

                     (c) The CP Issuer shall comply fully with the agreements made by it in the Liquidity Agreement and the other Facilities Documents and further agrees to furnish promptly to the Dealer copies of all notices, financial statements, information and other documents given or delivered to or by the


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Liquidity Agent or any Bank under the Liquidity Agreement which could reasonably be expected to materially adversely affect the interests of the Dealer or any holder of any Commercial Paper Note then outstanding. Without limiting the foregoing, the CP Issuer agrees to (i) furnish immediately after becoming aware thereof, telephonic notice to the Dealer (confirmed immediately thereafter in writing) of any event or events which would result (A) in a Series 1992-3 Pay
Out Event under the Series 1992-3 Variable Funding Supplement of the Pooling and Servicing Agreement (the "Variable Funding Supplement"), (B) in reduction, termination or extension of the Liquidity Commitment under the Liquidity Agreement (C) (with or without the giving of notice or lapse of time or both) in a Matured Default under Section 8.01 of the Liquidity Agreement, or (D) an extension of the Revolving Period under the Variable Funding Supplement, (ii) immediately furnish telephonic notice to the Dealer (confirmed immediately thereafter in writing) of any instructions given by the Liquidity Agent pursuant to the Liquidity Agreement to cease issuing and delivering Commercial Paper
Notes and (iii) promptly furnish to the Dealer a copy of any notice, report or other information delivered to or from any rating agency in connection with the Commercial Paper Notes.

                  9. INDEMNIFICATION. The CP Issuer will indemnify and hold harmless the Dealer, any persons who controls (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) the Dealer, any Affiliate of any such person or the Dealer and their respective directors, officers, incorporators, shareholders, partners, employees and agents (each, an "INDEMNIFIED PARTY") against any and all liabilities, losses, damages, claims, costs and expenses (including, without limitation, reasonable fees and disbursements of counsel), or judgment of whatever kind and nature, imposed on, incurred by or asserted against any Indemnified Party in connection with the performance of the Dealer's obligations hereunder and (a) arising out of or based upon any allegation that any Offering Materials or any information provided in writing by the CP Issuer to the Dealer hereunder include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (b) arising out of the breach by the CP Issuer of any agreement or representation or warranty made or deemed made pursuant to this Agreement, (c) arising out of or relating in any way to the CP Agreements, the Liquidity Agreement and the agreements executed and delivered in connection therewith, (d) arising out of or based upon the issuance of the Commercial Paper Notes or the transactions contemplated hereby or based upon the 1933 Act, the 1934 Act or the Investment Company Act of 1940, as amended; PROVIDED, HOWEVER, that the foregoing indemnity shall not extend to any liabilities to the extent they arise from the inclusion of an untrue statement of a material fact or omission of any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any information in the Offering


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Materials furnished in writing by the Dealer expressly for inclusion therein or any action or inaction by the Dealer or any of its officers, employees or other representatives constituting a violation of any state or federal law (including common law fraud).

                  It is agreed, however, that the obligations of the CP Issuer under this Section 9 shall not extend to any liability of the Indemnified Party arising out of (i) any untrue statement by the Indemnified Party (whether written or oral) of a fact in connection with the issue and sale of the Notes or any omission by the Indemnified Party to state a fact necessary to make any statement by the Indemnified Party, in light of the circumstances under which it was made, not misleading, in connection with the issue and sale of the Notes, unless such untrue statement or omission arises from information which was included in, or should have been included in, the Offering Materials, or (ii) the Indemnified Party's gross negligence or willful misconduct in the performance of its obligations under this Agreement or any default or failure of the Indemnified Party to perform its obligations under this Agreement or any breach by the Indemnified Party of its obligations under this Agreement. To provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 9 is for any reason held unavailable other than as expressly provided above, the CP Issuer and the Indemnified Party shall contribute to the aggregate costs of satisfying such liability in the proportion that the net amount received by each of the CP Issuer and the Indemnified Party, respectively, from the sale of the Commercial Paper Notes bears to the aggregate amount received by both the CP Issuer and the Indemnified Party from the sale of the Commercial Paper Notes. The obligations of the CP Issuer to the Indemnified Party under this Section 9 shall survive the termination of this Agreement in the offer and sale of the Notes.

                  10. PAYMENT AND DELIVERY. Payment for and delivery of Commercial Paper Notes sold pursuant to this Agreement shall be made in accordance with the Depositary Agreement.

                  11. GUARANTY OF CERTAIN OBLIGATIONS. Federated unconditionally guarantees, as a full recourse obligation, the full and prompt payment of all of the payment obligations of the CP Issuer pursuant to Section 9 hereof but only insofar as the same relate to the matters set forth in clause (a) of the first sentence thereof. The obligations of Federated under this Section 11 shall survive the termination of this Agreement.

                  12. NOTICES. All notices required or permitted under the terms and provisions hereof shall be made in writing or by facsimile transmission, other than the notices pursuant to Section 3(d) and Section 8(c) hereof which may be made by telephonic communication and followed up later that day in writing or by facsimile transmission, and shall, unless otherwise provided for herein, be effective when received at the address specified below each party's signature hereon or at such other address as shall be specified in a notice furnished hereunder.

                  13. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                  14. TERMINATION. This Agreement may be terminated under the following circumstances: (i) at any time, by the CP Issuer or the Dealer, upon at least 30 days' written notice or (ii) by the Dealer upon notice to the CP Issuer that an Event of Default under the Liquidity Agreement shall have occurred and continued unremedied for more than 15 consecutive days; PROVIDED, HOWEVER, that any such termination shall not affect the obligations of the parties hereunder with respect to Commercial Paper Notes unpaid at the time of such termination or with respect to actions or events occurring prior to such termination; and PROVIDED, FURTHER, that the reimbursement and indemnification provisions hereof shall survive any such termination.

                  15. ASSIGNMENTS. Neither party to this Agreement may assign, either in whole or in part, any of its rights or obligations under this Agreement without the prior written consent of the other party hereto, and any such assignment without such consent shall be null and void; PROVIDED, HOWEVER, that the Dealer may assign or transfer, either in whole or in part, any of its rights or obligations under this Agreement to any Affiliate of the Dealer, upon at least 30 days' prior written notice to the CP Issuer; PROVIDED, FURTHER, that no such assignment or transfer will relieve he Dealer of any liability or obligation hereunder.

                  16. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together, shall constitute one and the same instrument and any party hereto may execute this Agreement by signing one or more counterparts.

                  17. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters covered hereby and supersedes all prior agreements and understandings between the parties.

                  18. CAPTIONS. The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                  19. SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity of such provisions in any other jurisdiction.

                  20. NO BANKRUPTCY PETITION AGAINST THE CP ISSUER. The Dealer hereby covenants and agrees that prior to the date which is one year and one day after the indefeasible payment in full in case of all outstanding Commercial Payment, Loan Notes and other obligations owing to the Secured Parties, it will not institute against, or join any other Person in instituting against, the CP Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

                  21. NO RECOURSE. The obligations of the CP Issuer under this Agreement are solely the corporate obligations of the CP Issuer. No recourse shall be had for the payment of any amount owing in respect to Section 9 hereof or for the payment of any fee hereunder or any other obligation or claim arising out of or based upon this Agreement against any shareholder, employee, officer, director or incorporator of the CP Issuer.

                  22. LIMITED RECOURSE TO CP ISSUER. The Dealer agrees that the obligations of the CP Issuer to the Dealer hereunder, including without limitation the obligation of the CP Issuer in respect of fees and indemnity pursuant to Section 9, shall be payable solely from the Collateral in accordance with the Security Agreement and that the Dealer shall not look to any other property or assets of the CP Issuer in respect of such obligations and that such obligations shall not constitute a claim against the CP Issuer in the event that the CP Issuer's assets are insufficient to pay in full such obligations and that such obligations are fully subordinated to the CP Issuer's obligations under the Commercial Paper and the Loan Notes.

         IN WITNESS WHEREOF, the parties hereto have executed this Commercial Paper Dealer Agreement as of the day and year first above written.

                                    SEVEN HILLS FUNDING CORPORATION

                                    By:     /s/ Susan P. Storer
                                        ---------------------------------------
                                    Name:  Susan P. Storer
                                    Title: President

                                    Seven Hills Funding Corporation
                                    7 West Seventh Street
                                    Cincinnati, Ohio 45202
                                    Attention:  Susan P. Storer
                                    Telephone No.:   (513) 579-7775
                                    Facsimile No.:   (513) 579-7393


                                    FEDERATED DEPARTMENT STORES, INC.

                                    By:     /s/ Karen M. Hoguet
                                        ---------------------------------------
                                    Name:   Karen M. Hoguet
                                    Title:  Senior Vice President and CFO

                                    Federated Department Stores, Inc.
                                    7 West Seventh Street
                                    Cincinnati, Ohio 45202
                                    Attention:  General Counsel
                                    Telephone No.:   (513) 579-7000
                                    Facsimile No.:   (513) 579-7555


                                    BANC ONE CAPITAL MARKETS, INC.

                                    By:     /s/ Edward G. Austin
                                        ---------------------------------------
                                    Name:   Edward G. Austin
                                          -----------------------------
                                    Title:  Director
                                           ------------------------------------

                                    Banc One Capital Markets, Inc.
                                    1 Bank One Plaza, Mail Code IL1-0595
                                    Chicago, Illinois 60670
                                    Attention:  Investment Grade
                                                Securities-Documentation
                                    Telephone No.:   (312) 732-1690
                                    Facsimile No.:   (312) 732-4773